UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

LUXEYARD, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-168066	30-0473898
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8884 Venice Boulevard Los Angeles, CA	90034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 488-3574

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On November 15, 2012, Luxeyard, Inc.’s (the “Company”) former Chief Executive Officer, Braden Richter tendered his resignation as the Company’s director, retroactively effective to October 23, 2012. The Board of Directors of the Company approved the resignation on November 30, 2012. Based on Mr. Richter’s resignation letter, the Company believes that Mr. Richter resigned as a director of the Company because Mr. Richter felt he was wrongfully terminated by the Board from his position as the Company’s Chief Executive Officer.

The foregoing descriptions of the resignation letter is qualified in its entirety by reference to the provisions of Braden Richter’s Resignation from the Board of Directors, filed as Exhibit 10.1 to this Report, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Braden Richter’s Resignation from the Board of Directors, dated November 15, 2012, by Braden Richter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2012	LUXEYARD, INC.

	By:	/s/ Amir Mireskandari
Amir Mireskandari
Chief Executive Officer

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